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                               SECOND AMENDMENT
                                      TO
                           ACTIVE VOICE CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN


   THIS SECOND AMENDMENT is adopted effective as of June 1, 1998 (the "Amendment Date"), by ACTIVE VOICE CORPORATION, a Washington corporation (the "Company").

                                   RECITALS

     A. The Company has adopted the Active Voice Corporation 1996 Employee Stock Purchase Plan (the "Plan").

     B.   The Company desires to amend the Plan in certain respects.

     NOW, THEREFORE, the Plan is hereby amended as follows:

1. Article 3 of the Plan is hereby amended and restated in its entirety as follows:

     As used in the Plan, the term "Eligible Employees" means all common law employees of the Company and its subsidiaries, except the following: (a) employees whose customary employment is 10 hours or less per week; (b) employees whose customary employment is for not more than 5 months in any calendar year; and (c) any person performing services for the Company who is not contemporaneously treated as a common law employee on the Company's payroll and personnel records, including but not limited to a person treated as a third party contractor or who is paid through a third party business entity's payroll, regardless of whether the relationship between the Company and the person subsequently is determined to be an employer/common law employee relationship. Except as otherwise expressly provided in the Plan and permitted by Section 423 of the Code, all Eligible Employees shall have the same rights and obligations under the Plan.

     Notwithstanding the foregoing provisions of this Article 3, an employee will not be an Eligible Employee for purposes of the Plan if the employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this 5% limitation, an employee shall be treated as owning any stock the ownership of which is attributed to him or her under the rules of Section 424(d) of the Code, as well as any stock that, in the absence of this paragraph, the employee could purchase under the Plan with his or her payroll deductions held pursuant to Article 6 but not yet applied to the purchase of shares of Common Stock under the Plan.


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2.   Except as amended hereby, the Plan shall remain in full force and effect.

   IN WITNESS WHEREOF, this Second Amendment has been executed as of the Amendment Date.

                              ACTIVE VOICE CORPORATION

                                 By  /s/ Robert L. Richmond
                                     -------------------------
                                     Robert L. Richmond,
                                     Chief Executive Officer